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                                                                     EXHIBIT 4.2



                      FIRST AMENDMENT TO WARRANT AGREEMENT

         This First Amendment to Warrant Agreement (the "First Amendment") is made as of August 8, 2000, among Video Network Communications, Inc. (formerly, Objective Communications, Inc.), a Delaware corporation with its offices at 50 International Drive, Portsmouth, New Hampshire 03801 (the "Company"), Continental Stock Transfer & Trust Company, a New York corporation with its offices at 2 Broadway, New York, New York 10005 (the "Warrant Agent"), and EarlyBirdCapital, Inc., a Delaware corporation with its offices at One State Street, New York, New York 10004 (formerly, Southeast Research Partners, Inc. and referred to in this First Amendment as "EarlyBirdCapital" or the "Placement Agent").

         WHEREAS, the Company is engaged in a private placement of units (the "Private Placement"), each unit ("Unit") consisting of one share of common stock of the Company, par value $.01 per share (the "Common Stock") and one Redeemable Common Stock Purchase Warrant to purchase one share of Common Stock;

         WHEREAS, in the Offering, the Company proposes to issue and deliver up to (i) 1,760,000 additional Redeemable Common Stock Purchase Warrants (the "New Warrants") that are the same as the outstanding Public Warrants, (ii) an aggregate of 264,000 Redeemable Common Stock Purchase Warrants to EarlyBirdCapital or its designees upon exercise of the options to be issued to them (the "Placement Agent's Warrants" and, together with the New Warrants, the "Additional Warrants"), and (iii) extra warrants ("Extra Warrants") in an indeterminate amount to be issued to subscribers and the Placement Agent (and its designees) in an amount in accordance with the terms of an Agency Agreement dated as of August 8, 2000 between the Company and the Placement Agent ("Agency Agreement"), each of such Additional Warrants and Extra Warrants, if issued, evidencing the right of the holder thereof to purchase one share of the Company's Common Stock for an initial exercise price equivalent to the exercise price of the public warrants of the Company currently trading on Nasdaq under the symbol "VNCIW" ("Public Warrant"); and

         WHEREAS, the Company and the Warrant Agent are parties to a Warrant Agreement dated June 18, 1999 (the "Warrant Agreement"), pursuant to which the Warrant Agent acts on behalf of the Company with respect to the issuance, registration, transfer, exchange and exercise of the outstanding Warrants (as defined in the Warrant Agreement); and

         WHEREAS, the Additional Warrants are, and if issued the Extra Warrants will be, the same as the Warrants covered by the Warrant Agreement, other than the date of initial issuance; and

         WHEREAS, the Company and the Warrant Agent wish to amend the Warrant Agreement as set forth in this First Amendment to provide that the Additional Warrants and the Extra Warrants, if issued, will be covered by the Warrant Agreement and that the Warrant Agent will also act on behalf of the Company with respect to the issuance, registration, transfer, exchange and exercise of the Additional Warrants and the Extra Warrants, if issued;

         WHEREAS, all acts and things have been done and performed that are necessary to (i) make the Additional Warrants and the Extra Warrants, if issued, when executed on behalf of the

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Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company and to (ii) authorize the execution and delivery of this First Amendment.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

         1. Appointment of Warrant Agent for Additional Warrants; Definition of "Warrants." The Company hereby appoints the Warrant Agent to act as the Warrant Agent for the Additional Warrants and the Extra Warrants, if issued, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in the Warrant Agreement and this First Amendment. The Company and the Warrant Agent hereby agree that the Warrant Agreement shall be amended as of the date of this First Amendment to include the Additional Warrants and the Extra Warrants, if issued. The defined term "Warrants" in the Warrant Agreement shall be amended to include the Additional Warrants and the Extra Warrants, if issued, and all references to "Warrants" in the Warrant Agreement shall include, as of the date of this Agreement, the Additional Warrants and, if issued, the Extra Warrants as of the date such Extra Warrants are issued.

         2.   Warrants; Form and Exercise Period.

         2.1 Form of Additional Warrants and Extra Warrants, if any. For purposes of Section 2.1 of the Warrant Agreement, the registered form of each certificate issued evidencing an Additional Warrant and Extra Warrants, if any, shall be in substantially the same form as the Public Warrant.

         2.2 Additional Warrants Not Detachable. The Warrant Agent understands that the shares of Common Stock and the Additional Warrants that comprise the units being issued in the Offering by the Company will be separately certificated and that the Company will not issue any separate certificates evidencing the units in the Offering. Accordingly, the provisions of Section 2.5 of the Warrant Agreement shall have no force and effect with respect to the Additional Warrants and Extra Warrants, if any.

         2.3 Exercisability of Additional Warrants -- Six-Month Restriction. Notwithstanding anything to the contrary contained herein, in the Warrant Agreement or in the Certificate representing the Warrant, the Warrant Agent understands that the Additional Warrants and Extra Warrants, if any, may not be exercised until one day after the six-month anniversary of the closing of the Offering ("Closing").

         3.   Redemption.

         3.1 Limitation on Company's Right to Redeem Additional Warrants. Notwithstanding contrary terms in the Warrant Agreement, the Warrant Agent understands and acknowledges that the Company has agreed not to redeem the Warrants (even if the conditions to redemption set forth in the Warrant Agreement have been satisfied), without the prior written consent of EarlyBirdCapital, which consent will not be withheld unreasonably, until (a) one day following the six-month anniversary of the Closing of the Private Placement and (b) the Additional War-


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rants and Extra Warrants, if any, and the shares of Common Stock included in the
Units, and underlying the Additional Warrants and Extra Warrants, if any, are then the subject of an effective registration statement filed with the Securities and Exchange Commission.

         4. Warrant Agreement In Full Force and Effect. The Warrant Agent and the Company acknowledge and agree that the provisions of the Warrant Agreement, as amended by this First Amendment, remain in full force and effect.


         5. Capitalized Terms. Capitalized terms used in this First Amendment but not defined in this First Amendment shall have the meanings given such terms in the Warrant Agreement.

         IN WITNESS WHEREOF, this First Amendment has been duly executed by the parties hereto under their respective corporate seals as of the day and year first above written.



                                     VIDEO NETWORK COMMUNICATIONS, INC.
Attest:
                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:

                                     CONTINENTAL STOCK TRANSFER & TRUST COMPANY
Attest:

                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:

                                     EARLYBIRDCAPITAL, INC.
Attest:

                                     By:
                                          ---------------------------------
                                     Name:
                                     Title:



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